Exhibit (a)(1)(iv)

Supplement No. 3 dated August 15, 2013, to

the Offer to Purchase dated July 25, 2013

ANGLOGOLD ASHANTI HOLDINGS PLC

OFFER TO PURCHASE FOR CASH ANY AND ALL OF THE OUTSTANDING
3.50% GUARANTEED CONVERTIBLE BONDS DUE 2014 OF
ANGLOGOLD ASHANTI HOLDINGS FINANCE PLC
(CUSIP/ISIN Numbers 03512QAA5 / US03512QAA58 (144A) and G03791AA1 / XS0430548056 (REG S))

THE OFFER (AS DEFINED BELOW) WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, ON AUGUST 21, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED BY US (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE “EXPIRATION TIME”). SECURITIES TENDERED MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION TIME.

This Supplement No. 3 (this “Supplement No. 3”) amends, modifies and supersedes certain information included in the offer to purchase, dated July 25, 2013 (the “Original Offer to Purchase”), as amended by the Supplement to the Offer to Purchase, dated August 1, 2013 (the “Supplement No. 1”) and the Supplement No. 2 to the Offer to Purchase, dated August 6, 2013 (the “Supplement No. 2” and, together with the Supplement No. 1, this Supplement No. 3 and the Original Offer to Purchase, the “Offer to Purchase”) relating to an offer (the “Offer”) to purchase by AngloGold Ashanti Holdings plc (the “Company”) any and all of the 3.50% Guaranteed Convertible Bonds due 2014 (the “Bonds”) of AngloGold Ashanti Holdings Finance plc (the “Issuer”).

The information set forth under “Summary Terms of the Offer—If the Offer is completed and I do not participate in the Offer, how will my rights and obligations under my untendered Bonds be affected?” on page 5 of the Original Offer to Purchase, as amended by the Supplement No. 1 and the Supplement No. 2, is amended by inserting the following at the end thereof:

Furthermore, pursuant to the terms of the Trust Deed (as defined herein), at any time after 85% or more in principal amount of the Bonds originally issued have been purchased and cancelled, and upon giving not less than 30 nor more than 90 days notice (an “Optional Redemption Notice”) to the trustee and to holders of the Bonds, the Issuer is entitled to redeem all of the Bonds then outstanding on the date specified in the Optional Redemption Notice (the “Optional Redemption Date”) at their principal amount, together with accrued interest up to but excluding the Optional Redemption Date. The Issuer currently intends to redeem any remaining outstanding Bonds following the completion of the Offer if 85% or more in principal amount of the Bonds have been tendered in the Offer.

The information set forth under “Risk Factors and Other Considerations—The Bonds may be acquired by the Company or its affiliates other than through the Offer” on page 10 of the Original Offer to Purchase, as amended by the Supplement No. 1 and the Supplement No. 2, is amended by inserting the following at the end thereof:

Pursuant to the terms of the Trust Deed, at any time after 85% or more in principal amount of the Bonds originally issued have been purchased and cancelled, and upon giving an Optional Redemption Notice to the trustee and to holders of the Bonds, the Issuer is entitled to redeem all of the Bonds then outstanding on the Optional Redemption Date at their principal amount, together with accrued interest up to but excluding the Optional Redemption Date. The Issuer currently intends to redeem any remaining outstanding Bonds following the completion of the Offer if 85% or more in principal amount of the Bonds have been tendered in the Offer.

The information set forth under “Purpose, Effects, Plans—Future Purchases” on page 25 of the Original Offer to Purchase, as amended by the Supplement No. 1 and the Supplement No. 2, is amended by inserting the following at the end thereof:

Pursuant to the terms of the Trust Deed, at any time after 85% or more in principal amount of the Bonds originally issued have been purchased and cancelled, and upon giving an Optional Redemption Notice to the trustee and to holders of the Bonds, the Issuer is entitled to redeem all of the Bonds then outstanding on the Optional Redemption Date at their principal amount, together with accrued interest up to but excluding the Optional Redemption Date. The Issuer currently intends to redeem any remaining outstanding Bonds following the completion of the Offer if 85% or more in principal amount of the Bonds have been tendered in the Offer.

The information set forth under “Purpose, Effects, Plans—Effects on the Holders of Bonds not Tendered in the Offer” on page 26 of the Original Offer to Purchase, as amended by the Supplement No. 1 and the Supplement No. 2, is hereby amended by inserting the following at the end thereof:

Furthermore, pursuant to the terms of the Trust Deed, at any time after 85% or more in principal amount of the Bonds originally issued have been purchased and cancelled, and upon giving an Optional Redemption Notice to the trustee and to holders of the Bonds, the Issuer is entitled to redeem all of the Bonds then outstanding on the Optional Redemption Date at their principal amount, together with accrued interest up to but excluding the Optional Redemption Date. The Issuer currently intends to redeem any remaining outstanding Bonds following the completion of the Offer if 85% or more in principal amount of the Bonds have been tendered in the Offer.

This Supplement should be read in conjunction with the Original Offer to Purchase, the Supplement No. 1 and the Supplement No. 2.  Except for the changes described herein, all other terms of the Original Offer to Purchase, as amended by the Supplement No. 1 and the Supplement No. 2, remain the same.

NEITHER THE OFFER TO PURCHASE NOR THE OFFER HAS BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”), NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER TO PURCHASE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Dealer Managers for the Offer are:

Citigroup Global Markets Inc.	Deutsche Bank Securities Inc.	Goldman, Sachs & Co.
390 Greenwich Street, 1st Floor New York, New York 10013 United States of America Attention: Liability Management Group	60 Wall Street New York, New York 10005 United States of America Attention: Liability Management Group	200 West Street New York, New York 10282 United States of America Attention: Liability Management Group

Toll Free (US): +1-800-558-3745	Toll-free (US): +1-855-287-1922	Toll Free (US): +1-800-828-3182
Collect (US): +1-212-723-6106	Collect (US): +1-212-250-7527	Collect (US): +1-212-902-6941
Europe: +44-20-7986-8969	Telephone (Europe): +44-20-7545-8011	Europe: +44-20-7774-9862
Email (Europe): liabilitymanagement.europe@citi.com	Email (Europe): liability.management@db.com	Email (Europe): liabilitymanagement.eu@gs.com

Supplement No. 3 dated August 15, 2013, to the Offer to Purchase dated July 25, 2013.